                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 27, 2000


                          NAPCO SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                           0-10004               11-2277818
(State of other jurisdiction       (Commission           (I.R.S.
of incorporation                   File Number)          Employer
                                                         Identification No.)


                                333 BAYVIEW AVE.
                              AMITYVILLE, NY 11701
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (631) 842-9400


                                 NOT APPLICABLE
(Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION  OF ASSETS.

Acquisition

         On July 27, 2000, Napco Security Systems, Inc. (the "Company") through a subsidiary, pursuant to an Asset Purchase Agreement dated July 2000 with Continental Instruments LLC ("CIL") of Edgewood, New York, acquired substantially all of the assets of CIL for consideration consisting of cash and deferred payments as described in the Asset Purchase Agreement. A copy of the Asset Purchase Agreement is filed as an exhibit hereto. This summary description of the terms and conditions of such agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is incorporated herein by reference.

        The CIL business involves the manufacturing and distribution of access control and security management systems. The Company plans to continue to use the equipment and other physical property acquired in the Company's access control business.

        The acquisition was financed by a loan from the Company's primary lender. The loan is secured by a mortgage, guaranties and other collateral. The amendment to the loan and security agreement is filed as an exhibit hereto.

                                      * * *

         This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements due to many factors including, without limitation, the unanticipated loss of business from major customers and/or additional business from existing or new customers.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            Filed as pages F-7 through F-17.


         (b)      PRO FORMA FINANCIAL INFORMATION.

            Filed as pages F-2 through F-6 hereto.


         (c)      EXHIBITS.

               *Exhibit 2.1         Asset Purchase Agreement (1)

               *Exhibit 10.U        Amendment No. 4 to Loan and Security Agreement

               *Exhibit 99.1        Press Release dated July 27, 2000

------------------
* Filed previously.
(1) The schedules and exhibits have been omitted and will be furnished by the Company upon request of the Commission.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NAPCO SECURITY SYSTEMS, INC.


Date: September 26, 2000                     By:   /s/ Richard Soloway
                                                   Richard Soloway
                                                   Chairman, President and
                                                   Chief Executive Officer

                          NAPCO SECURITY SYSTEMS, INC.


                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

1.      Unaudited Consolidated Pro Forma Financial Data                     F-2

2.      Financial Statements of Business Acquired                           F-7

UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA



On July 27, 2000, the Company signed an Asset Purchase Agreement to acquire the net assets of Continental Instruments, LLC. ("Continental") for an initial purchase price of $7,500,000, with additional payments, subject to adjustment based on a closing balance sheet audit and certain other contingent events, of up to $1,700,000 (the "Deferred Payments"). The Company financed the transaction with borrowings under a term loan of $8,250,000. Continental designs and sells access control and other security control systems to dealers and distributors worldwide.

The acquisition described above will be accounted for as a purchase and was valued based on management's estimate of the fair value of the assets acquired and liabilities assumed. The estimates of fair value are preliminary and subject to adjustment for a period of up to one year from the date of acquisition, and any such adjustments are not expected to be material. Any increases or decreases in the Deferred Payments will be recorded as adjustments to the purchase price and related goodwill prospectively from the date of the change in payment. Costs in excess of net assets acquired of approximately $6,700,000 will be allocated to goodwill in the first quarter of fiscal 2001.

The following unaudited consolidated pro forma financial data have been derived from the historical financial statements of Napco Security Systems, Inc. and Continental. The unaudited consolidated pro forma balance sheet gives effect to the Purchase Transaction as if it had occurred on March 31, 2000. The unaudited consolidated pro forma statements of income for the fiscal year ended June 30, 1999 and the nine month period ended March 31, 2000 give effect to the Purchase Transaction as if it had occurred at the beginning of each period presented.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable and are described in the notes accompanying the unaudited consolidated pro forma financial statements. The unaudited consolidated pro forma financial data do not purport to represent what our results of operations or financial position would have been had the Purchase Transaction occurred on the dates indicated, or to project our results of operations or financial position for any future period or date, nor does it give effect to any matters other than those describe in the notes thereto. The Purchase Transaction will be accounted for as a purchase for financial accounting purposes.

NAPCO SECURITY SYSTEMS, INC.

PRO FORMA BALANCE SHEET
AT MARCH 31, 2000






                                        Napco Security     Continental
                                         Systems, Inc.  Instruments, LLC    Transaction
                 ASSETS                  Historical        Historical       Adjustments       Pro Forma
                 ------               ---------------- ------------------ ---------------- ------------------
                                         (Unaudited)       (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents               $1,488,000      $  138,980       $1,049,422 (a, b)   $2,676,402
  Accounts receivable, net                14,589,000         856,363           -               15,445,363
  Inventories, net                        23,020,000         548,586           -               23,568,586
  Prepaid expenses and other current         761,000           7,062           -                  768,062
   assets
  Deferred income taxes, net                 716,000          -                -                  716,000
                                         -------------    -------------    ------------       ------------
      Total current assets                40,574,000       1,550,991        1,049,422          43,174,413

PROPERTY, PLANT AND EQUIPMENT, net        11,169,000          29,701           -               11,198,701

GOODWILL, net                              2,405,000       1,049,899        6,544,651 (c)       9,999,550

OTHER ASSETS                                 297,000           5,831           64,000 (d)         366,831
                                         -------------    -------------    ------------       ------------
      Total assets                       $54,445,000      $2,636,422       $7,658,073         $64,739,495
                                         =============    =============    ============       ============

      LIABILITIES, STOCKHOLDERS' EQUITY
   ----------------------------------------

CURRENT LIABILITIES:
  Current portion of long-term debt       $1,058,000        $     -          $1,878,401 (e)     $2,936,401
  Accounts payable                         3,527,000           227,951           -               3,754,951
  Accrued and other current liabilities    1,335,000           135,912           -               1,470,912
  Accrued taxes                               20,000              -              -                  20,000
                                      ---------------- ------------------ ---------------- ------------------
      Total current liabilities            5,940,000           363,863        1,878,401          8,182,264

LONG-TERM DEBT                            16,454,000            -             8,052,231 (a, e)  24,506,231


DEFERRED INCOME TAXES                        442,000            -                -                 442,000
                                      ---------------- ------------------ ---------------- ------------------
      Total liabilities                   22,836,000           363,863        9,930,632         33,130,495

STOCKHOLDERS' EQUITY:
  Common stock                                59,000            -                -                  59,000
  Additional paid-in-capital                 766,000            -                -                 766,000
  Retained earnings                       35,233,000            -                -              35,233,000
  Member's equity                             -              2,272,559       (2,272,559) (f)        -
  Less:  Treasury stock, at cost          (4,449,000)           -                -              (4,449,000)
                                      ---------------- ------------------ ---------------- ------------------
      Total stockholders' equity          31,609,000         2,272,559       (2,272,559)        31,609,000
                                      ---------------- ------------------ ---------------- ------------------

      Total liabilities and
        stockholders' equity             $54,445,000        $2,636,422       $7,658,073        $64,739,495
                                      ===============  ================== ================ ==================


NAPCO SECURITY SYSTEMS, INC.

PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED JUNE 30, 1999



                                        Napco Security     Continental
                                         Systems, Inc.  Instruments, LLC    Transaction
                                         Historical        Historical       Adjustments       Pro Forma
                                      ---------------- ------------------ ---------------- ------------------
                                         (Audited)        (Unaudited)

Net sales                              $50,573,000      $4,529,871         $     -          $  55,102,871
Cost of sales                           38,514,000       1,659,656               -             40,173,656
                                      ---------------- ------------------ ---------------- ------------------

      Gross profit                      12,059,000       2,870,215               -             14,929,215

Selling, general and administrative
  expenses                              10,148,000       1,746,446            485,745 (g, h)   12,380,191
                                      ---------------- ------------------ ---------------- ------------------

      Operating income                   1,911,000       1,123,769           (485,745)          2,549,024

OTHER INCOME (EXPENSE):
  Interest expense, net                 (1,359,000)       (193,658)          (659,600) (i, j)  (2,212,258)
  Life insurance proceeds                     -          2,900,000               -              2,900,000
  Other, net                                16,000               -               -                 16,000
                                      ---------------- ------------------ ---------------- ------------------

      Income before (benefit) for
        income taxes                       568,000       3,830,111         (1,145,345)          3,252,766

(Benefit) for income taxes              (1,925,000)              -               -             (1,925,000)
                                      ---------------- ------------------ ---------------- ------------------
      Net income                        $2,493,000      $3,830,111        $(1,145,345)         $5,177,766
                                     ================= ================== ================ ==================

EARNINGS PER SHARE:
  Basic                                  $     .71                                            $      1.48
                                         ==========                                            ===========
  Diluted                                $     .71                                            $      1.47
                                         ==========                                            ===========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING:
  Basic                                  3,493,000                                              3,493,000
                                        ==========                                             ==========
  Diluted                                3,512,000                                              3,512,000
                                        ==========                                             ==========

NAPCO SECURITY SYSTEMS, INC.

PRO FORMA STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED MARCH 31, 2000




                                        Napco Security     Continental
                                         Systems, Inc.  Instruments, LLC    Transaction
                                         Historical        Historical       Adjustments           Pro Forma
                                      ---------------- ------------------ ----------------     ------------------
                                         (Unaudited)       (Unaudited)

Net sales                               $36,748,000        $4,078,434       $     -               $40,826,434
Cost of sales                            27,508,000         1,460,192             -                28,968,192
                                      -------------       -----------     -----------             -----------
      Gross profit                        9,240,000         2,618,242             -                11,858,242

Selling, general and administrative
  expenses                                7,870,000         1,423,046         364,309 (g, h)        9,657,355
                                      -------------       -----------     -----------             -----------
      Operating income                    1,370,000         1,195,196        (364,309)              2,200,887

OTHER INCOME (EXPENSE):
 Interest expense, net                     (991,000)          (34,548)       (494,700) (i, j)      (1,520,248)
 Other, net                                 (45,000)            -                 -                   (45,000)
                                      -------------       -----------     -----------             -----------

      Income before provision for
        income taxes                        334,000         1,160,648        (859,009)                635,639

Provision for income taxes                   68,000             -                 -                    68,000
                                      -------------       -----------     -----------             -----------
      Net income                         $  266,000        $1,160,648       $(859,009)            $   567,639
                                      =============       ===========     ===========             ===========

EARNINGS PER SHARE:
  Basic                                  $      .08                                               $       .16
                                         ==========                                               ===========
  Diluted                                $      .08                                               $       .16
                                         ==========                                               ===========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING:
  Basic                                   3,494,000                                                 3,494,000
                                        ===========                                               ===========
  Diluted                                 3,510,000                                                 3,510,189
                                        ===========                                               ===========


                                      F-5

NAPCO SECURITY SYSTEMS, INC.

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA

1.    UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

We have made the following pro forma adjustments to arrive at our pro forma consolidated balance sheet as of March 31, 2000:

(a)   Represents initial $8,250,000 cash borrowings under a term loan.

(b)   Represents cash used as initial consideration in the Purchase
      Transaction.

(c) Represents the excess of the purchase price over the fair value of the net assets acquired arising as a result of the Purchase Transaction.

(d) Represents deferred financing costs associated with the Term Loan and Purchase.

(e) Represents the present value of future additional payments - current and long-term.

(f)   Represents the elimination of Continental's Member's equity.



2.    UNAUDITED PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

We have made the following pro forma adjustments to arrive at our pro forma consolidated statements of income:

(g) Represents the amortization of the excess of the purchase price over the fair value of net assets acquired arising as a result of the Purchase Transaction based on a useful life of 20 years.

(h) Represents additional salary expense for Continental executives who will be Napco employees, not previously included in salary expense in Continental's historical financial statements.

(i) Represents interest expense as a result of the issuance of the Term Loan, which was used to finance the Purchase Transaction at a rate of 7.87% per annum.

(j) Represents amortization of deferred financing costs over the 5 year life of the Term Loan.

                           CONTINENTAL INSTRUMENTS LLC


                          =============================================

                          FINANCIAL STATEMENTS
                          YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
                          APRIL 14, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

CONTINENTAL INSTRUMENTS LLC

CONTENTS
==============================================================================




REPORT OF INDEPENDENT ACCOUNTANTS                                       1


FINANCIAL STATEMENTS:

   Balance Sheets                                                       2

   Statements of Operations and Members' Capital                        3

   Statements of Cash Flows                                             4

   Notes to Financial Statements                                      5 - 9


REPORT OF INDEPENDENT ACCOUNTANTS





Members
Continental Instruments LLC
Edgewood, New York


We have audited the accompanying balance sheets of Continental Instruments LLC as of December 31, 1999 and 1998, and the related statements of operations and members' capital, and cash flows for the years then ended, and for the period from April 14, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental Instruments LLC as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended and for the period from April 14, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles.

                                      /s/ MARGOLIN, WINER & EVENS LLP

March 24, 2000
Garden City, New York
                                                                             1

CONTINENTAL INSTRUMENTS LLC



BALANCE SHEETS
==============================================================================


December 31,                                                        1999           1998
-------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents (Note 2)                         $    276,756   $    486,477
   Accounts receivable, net of allowance for doubtful
      accounts of $25,000 and $2,000, respectively                 953,111        448,285
   Life insurance proceeds receivable (Note 3)                       -          2,900,000
   Inventory (Note 4)                                              549,846        687,790
   Prepaid expenses                                                 15,667         18,192
                                                              ------------   ------------

TOTAL CURRENT ASSETS                                             1,795,380      4,540,744
                                                              ------------   ------------

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED
   DEPRECIATION AND AMORTIZATION (NOTES 2 AND 5)                    33,957         30,926
                                                              ------------   ------------

OTHER ASSETS:
   Goodwill - net of accumulated amortization of $240,602
      and $153,111, respectively (Notes 2 and 8)                 1,071,772      1,159,263
   Security deposits                                                 5,831          5,831
                                                              ------------   ------------

TOTAL OTHER ASSETS                                               1,077,603      1,165,094
                                                              ------------   ------------

TOTAL ASSETS                                                  $  2,906,940   $  5,736,764
                                                              ============   ============


LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
   Loans payable - Members (Note 6)                           $      -       $  1,107,644
   Accounts payable and accrued expenses                           387,327        341,378
                                                              ------------   ------------

TOTAL CURRENT LIABILITIES                                          387,327      1,449,022

COMMITMENTS (NOTE 7)                                                 -              -

MEMBERS' CAPITAL                                                 2,519,613      4,287,742
                                                              ------------   ------------

TOTAL LIABILITIES AND MEMBERS' CAPITAL                        $  2,906,940   $  5,736,764
                                                              ============   ============

==============================================================================
The accompanying notes are an integral part of these statements.

CONTINENTAL INSTRUMENTS LLC


STATEMENTS OF OPERATIONS AND MEMBERS' CAPITAL
=====================================================================================

                                                                      April 14, 1997
                                          YEAR ENDED     Year Ended   (Inception) to
                                         DECEMBER 31,   December 31,   December 31,
                                             1999           1998           1997
-------------------------------------------------------------------------------------

NET SALES                                 $ 5,225,126    $ 4,248,181    $ 2,866,571

COST OF GOODS SOLD                          1,806,111      1,616,986      1,207,185
                                          -----------    -----------    -----------

GROSS PROFIT                                3,419,015      2,631,195      1,659,386

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                 1,797,829      1,826,514      1,162,939
                                          -----------    -----------    -----------

INCOME FROM OPERATIONS                      1,621,186        804,681        496,447
                                          -----------    -----------    -----------

OTHER INCOME (EXPENSES):
   Life insurance proceeds                      -          2,900,000          -
   Interest income                            119,212          7,958          6,669
   Interest expense (Note 6)                 (309,261)      (105,518)      (133,443)
                                          -----------    -----------    -----------
                                             (190,049)     2,802,440       (126,774)
                                          -----------    -----------    -----------

INCOME BEFORE EXTRAORDINARY ITEM            1,431,137      3,607,121        369,673

EXTRAORDINARY ITEM - EXTINGUISHMENT OF
   LIABILITIES (NOTE 8)                         -            608,640           -
                                          -----------    -----------    -----------

NET INCOME                                  1,431,137      4,215,761        369,673
                                          -----------    -----------    -----------

MEMBERS' CAPITAL - BEGINNING OF PERIOD      4,287,742        379,673          -
                                          -----------    -----------    -----------

INITIAL CONTRIBUTIONS                           -              -             10,000
                                          -----------    -----------    -----------

REDEMPTION OF MEMBER'S INTEREST            (1,956,116)         -              -
                                          -----------    -----------    -----------

DISTRIBUTIONS                              (1,243,150)      (307,692)         -
                                          -----------    -----------    -----------

MEMBERS' CAPITAL - END OF PERIOD          $ 2,519,613    $ 4,287,742    $   379,673
                                          ===========    ===========    ===========




                                      F-11


==============================================================================
The accompanying notes are an integral part of these statements.             3

===============================================================================

                                                                                   April 14, 1997
                                                       YEAR ENDED     Year Ended   (Inception) to
                                                      DECEMBER 31,   December 31,   December 31,
                                                         1999           1998            1997
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                        $  1,431,137     $  4,215,761   $   369,673

   Adjustments to reconcile net income
         to net cash provided by
         operating activities:
      Depreciation and amortization                       105,517          113,598        81,173
      Accrued interest                                    (74,644)          67,192       122,048
      Gain on sale of equipment                               -             (1,436)          -
      Extinguishment of accounts payable                      -           (494,044)          -
      Extinguishment of accrued interest                      -           (114,596)          -
      Loss on disposal of equipment                           -                -          92,098
      Provision for bad debts                              32,792              100         2,000
      (Increase) in accounts receivable                  (537,618)         (24,171)   (1,330,933)
      (Increase) decrease in prepaid
         expenses                                           2,525          (11,748)       (6,444)
      (Increase) decrese in inventory                     137,944         (171,357)       16,267
      Increase(decrease) in accounts
         payable and accrued expenses                      45,949         (122,939)      958,361
      Increase in other assets - security
         deposits                                             -                -          (5,831)
      (Increase) decrease in life insurance
         proceeds receivable                            2,900,000       (2,900,000)          -
                                                     ------------     ------------   ------------

   Total adjustments                                    2,612,465       (3,659,401)      (71,261)
                                                     ------------     ------------   ------------

   Net Cash Provided by Operating
      Activities                                        4,043,602          556,360       298,412
                                                     ------------     ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment                  (21,057)         (13,795)      (35,973)
   Proceeds from sale of equipment                            -              3,120           -
   Payments for assets acquired from
      Sensormatic (Note 8)                                    -                -        (100,000)
                                                     ------------     ------------   ------------
   Net Cash Used in Investing Activities                  (21,057)         (10,675)     (135,973)
                                                     ------------     ------------   ------------
                                                                                       April 19, 1997
                                                           YEAR ENDED     Year Ended   (Inception) to
                                                          DECEMBER 31,   December 31,   December 31,
                                                             1999           1998           1997
-----------------------------------------------------------------------------------------------------
    CASH FLOWS FROM FINANCING ACTIVITIES:
       Repayment of loan for asset acquisition          $      -       $   (956,955)  $      -
       Repayment of loans payable - members               (1,033,000)         -              -
       Increase in loans payable - members                     -            838,000        195,000
       Distributions                                      (1,243,150)      (307,692)         -
       Redemption of member's interest                    (1,956,116)         -              -
       Initial capital contributions                           -              -             10,000
                                                        ------------   ------------   ------------

       Net Cash Provided by (Used in)
          Financing Activities                            (4,232,266)      (426,647)       205,000
                                                        ------------   ------------   ------------

    NET INCREASE (DECREASE) IN CASH AND
       CASH EQUIVALENTS                                     (209,721)       119,038        367,439

    CASH AND CASH EQUIVALENTS -
       BEGINNING OF PERIOD                                   486,477        367,439          -
                                                        ------------   ------------   ------------

    CASH AND CASH EQUIVALENTS -
       END OF PERIOD                                    $    276,756   $    486,477   $    367,439
                                                        ============   ============   ============

    SUPPLEMENTAL DISCLOSURE OF CASH FLOW
          INFORMATION -
       Cash paid during the period for
       interest                                         $    383,905   $     38,326   $     11,395
                                                        ============   ============   ============

    SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
          AND FINANCING ACTIVITIES:
       On April 14, 1997, the Company acquired
       certain assets from Sensormatic
       Electronics Corporation.  (See Note 8.)
          Fixed assets                                                                $    116,600
          Inventory                                                                        532,700
          Goodwill                                                                       1,312,374
          Loan payable                                                                  (1,861,674)
                                                                                      ------------

          Cash paid in 1997                                                           $    100,000
                                                                                      ============

       In connection with the settlement with
       Sensormatic (Note 8), accounts receivable
       due from Sensormatic were applied against
       the loan payable to Sensormatic.                                $   (904,719)




==============================================================================

                                                                             4
                                      F-12

CONTINENTAL INSTRUMENTS LLC

NOTES TO FINANCIAL STATEMENTS
===============================================================================


1.   ORGANIZATION     Continental Instruments LLC ("the Company") was organized
     AND NATURE OF    on April 14, 1997 as a limited liability company under the
     BUSINESS         laws of the State of New York.  Although limited liability companies are unincorporated associations, its members have limited personal liability for the obligations and debts of the entity similar to stockholders of a corporation; however, the entity is classified as a partnership for Federal income tax purposes. The latest date the Company is set to dissolve is April 15, 2037.

                      The Company designs and sells access control and other security control systems to dealers and distributors worldwide. The Company's sales for the years ended December 31, 1999 and 1998 and the period from April 14, 1997 (inception) through December 31, 1997 were approximately 85%, 81% and 88%, respectively, to customers in the United States. The Company's products are manufactured by several contract manufacturers.

2.   SUMMARY OF       CASH AND CASH EQUIVALENTS - The Company considers cash and
     SIGNIFICANT      cash equivalents to include cash on hand, amounts due from
     ACCOUNTING       banks, and any other highly liquid instruments purchased
     POLICIES         with an original maturity of three months or less.  As of
                      December 31, 1999 and 1998, cash and cash equivalents includes money market mutual funds of $351,669 and $406,437, respectively.

                      INVENTORY - Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or market.

                      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Assets retired or otherwise disposed of and the related amounts of accumulated depreciation or amortization are eliminated from the accounts. Gains and losses from disposals are included in income. Depreciation and amortization are computed by straight-line and accelerated methods based on the estimated useful lives of the related assets or the lease term for the leasehold improvements. Maintenance and repairs which do not improve or extend the life of the assets are expensed in the year incurred. Betterments and major renewals or replacements are capitalized.

                      GOODWILL - Cost in excess of the fair value of net assets acquired in connection with the April 1997 acquisition of the business is being amortized using the straight-line method over a fifteen year period. Amortization expense for the years ended December 31, 1999 and 1998 and the period from April 14, 1997 (inception) through December 31, 1997 was $87,491, $87,492 and $65,619, respectively.

                      MEMBERS' COMPENSATION - The Company does not recognize compensation expense for services provided by the members of the

CONTINENTAL INSTRUMENTS LLC

NOTES TO FINANCIAL STATEMENTS
===============================================================================

                      Company.
                      INCOME TAXES - No provision has been made for Federal or state income taxes. The Company, as a limited liability company, is not subject to income taxes as an entity. The members have consented to include the income or loss of the Company in their income tax returns.

                      ADVERTISING - All costs associated with advertising are expensed in the year incurred. Advertising expense for the years ended December 31, 1999 and 1998 and the period from April 14, 1997 (inception) through December 31, 1997 totaled $115,049, $129,960 and $73,165, respectively.

                      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.   LIFE INSURANCE   Life insurance proceeds receivable represents the amount
     PROCEEDS         received pursuant to a term life insurance policy owned by
     RECEIVABLE       the Company on the life of a member who died on December
                      23, 1998.

                      On September 23, 1999, these proceeds were disbursed as part of the total cash consideration of $3,355,000 paid to the estate of the deceased member of the Company. The amount paid was for the conveyance of all right of title to the former member's ownership of the Company and the payment of all obligations (including interest) due the former member.


4.   INVENTORY        Inventory consists of the following:

                                                             1999         1998
                                                           ---------   ---------
                          Component parts                  $ 106,218   $ 113,704
                          Finished goods                     443,628     574,086
                                                           ---------   ---------

                                                           $ 549,846   $ 687,790
                                                           =========   =========

CONTINENTAL INSTRUMENTS LLC

NOTES TO FINANCIAL STATEMENTS
===============================================================================


5.   PROPERTY AND     Property and equipment consist of the following:
     EQUIPMENT

                                                                       December 31,
                                                                   ---------------------
                                                                      1999        1998        Life
                                                                    ---------   ---------    -----
                      Furniture and fixtures                      $  28,530   $  28,530      5 years
                      Office equipment and computers                 46,609      25,552      3-5 years
                      Show booth                                      12,399     12,399      3 years
                      Leasehold improvements                           4,000      4,000      5 years
                                                                   ---------  ---------

                                                                      91,538     70,481
                      Accumulated depreciation
                        and amortization                              57,581     39,555
                                                                   ---------  ---------

                                                                   $  33,957  $  30,926
                                                                   =========  =========


6.   LOANS            Loans payable to members represent obligations for working
     PAYABLE -        capital.  The notes are payable on demand and bear
     MEMBERS          interest at 8.50% per annum.  Interest expense on loans
                      payable to members for the years ended December 31, 1999 and 1998 and the period from April 14, 1997 (inception) through December 31, 1997 totaled $309,261, $74,644 and
                      $11,395, respectively.


7.   COMMITMENTS      The Company is obligated pursuant to the terms of a lease
                      for its operating facility. Minimum future rental payments for years ending December 31, are:

                                     2000                     $  47,116
                                     2001                        48,172
                                     2002                        20,257
                                                              ---------

                                                              $ 115,545
                                                              =========


                      Rent expense charged to operations for the years ended December 31, 1999 and 1998 and the period from April 14, 1997 (inception) through December 31, 1997 totaled $52,698, $50,541, $24,711, respectively.

CONTINENTAL INSTRUMENTS LLC

NOTES TO FINANCIAL STATEMENTS
===============================================================================


8. ACQUISITION        On April 14, 1997 the Company acquired the
                      business and certain assets of the Continental Instruments division of Sensormatic Electronics Corporation
                      (Sensormatic) for the aggregate purchase price of $1,961,674. The acquisition was accounted for by the purchase method. The allocation of the purchase price is as follows:

                             Inventory                      $   532,700
                             Fixed assets                       116,600
                             Goodwill                         1,312,374
                                                            -----------

                             Total                          $ 1,961,674
                                                            ===========


                      The asset purchase agreement provided that certain additional payments due the seller (based on a percentage of the Company's gross revenues for a sixty month period) would not be less than $1,400,000 (the Minimum Additional Consideration, as defined), payable through December 31, 2003. The purchase price of $1,961,674 includes the present value of the "Minimum Additional Consideration" discounted at 9%.

                      The Company entered into a service agreement as of April 14, 1997 to provide transitional services for Sensormatic for a period of approximately six months. During the transitional period the Company filled Sensormatic's customer orders, including assembly, packing and shipping. Approximately $850,000 of revenue was recorded under the service agreement in 1997. During 1997 and 1998, the Company also purchased inventory pursuant to a supply agreement with Sensormatic.

                      On March 2, 1998, the Company and Sensormatic executed a settlement agreement. Among other items, the Company paid Sensormatic in full for all amounts due under the asset purchase agreement, including $1,000,000 in full settlement of all additional payments (as discussed above) due Sensormatic. The settlement agreement also relieved the Company and Sensormatic of all obligations owed to each other under the service agreement and the supply agreement. The Company recognized a gain on the extinguishment of approximately $494,000 due Sensormatic pursuant to the supply agreement and approximately $114,000 of accrued interest due Sensormatic attributable to the acquisition indebtedness under the asset purchase agreement.


9.   EMPLOYEE         The Company has an employee savings plan under Section
     BENEFIT PLANS    401(k) of the Internal Revenue Code which covers all
                      eligible employees. Under the provisions of the plan, eligible employees may defer up to ten percent of their annual compensation subject to the Internal Revenue
                      Service limits.

CONTINENTAL INSTRUMENTS LLC

NOTES TO FINANCIAL STATEMENTS
===============================================================================


                      The Company does not contribute to this plan.

                      In addition, the Company has a profit sharing plan covering all eligible employees. Annual contributions to the plan which are made solely at the discretion of the Company are based on a percentage of the eligible employees' compensation. Eligible employees vest 0% in the first year and then 20% per year for the next five years. Pension expense for the years ended December 31, 1999 and 1998 and the period from April 14, 1997 (inception) through December 31, 1997 totaled $56,544, $65,697 and $55,012, respectively.


10.  BUSINESS AND     The Company maintains its cash in bank deposit accounts
     CREDIT           which, at times, may exceed the federally insured limits
     CONCENTRATIONS   of $100,000 per financial institution.  The Company has
                      not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash accounts. The Company had cash balances exceeding the FDIC insured limit as of December 31, 1999 and 1998
                      (based upon bank balances) by approximately $92,000 and $19,000, respectively.

                      During 1999 no one customer accounted for a concentration of 10% or greater of sales or accounts receivable. During 1998, one customer accounted for approximately 14% of total sales. As of December 31, 1998, such customer accounted for approximately 18% of total accounts receivable. During 1997, one customer accounted for approximately 33% of total sales.